Exhibit 15

May 16, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 4, 2023 on our review of interim financial statements of Arch Capital Group
Ltd., which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,
/s/ PricewaterhouseCoopers LLP

New York, New York